Exhibit 99

TI reports 4Q18 and 2018 financial results and shareholder returns

Conference call on TI website at 3:30 p.m. Central time today

www.ti.com/ir

DALLAS (Jan. 23, 2019) – Texas Instruments Incorporated (TI) (NASDAQ: TXN) today reported fourth-quarter revenue of $3.72 billion, net income of $1.24 billion and earnings per share of $1.27. Earnings per share include a 1 cent discrete tax benefit not in the company’s original guidance.

Regarding the company’s performance and returns to shareholders, Rich Templeton, TI’s chairman, president and CEO, made the following comments:

•	“Revenue decreased 1 percent from the same quarter a year ago as demand for our products continued to slow across most markets.
•	“In our core businesses, Analog revenue grew 4 percent and Embedded Processing declined 12 percent from the same quarter a year ago.
•

“Our cash flow from operations of $7.2 billion for the year again underscored the strength of our business model. Free cash flow for the year was $6.1 billion and represents 38.4 percent of revenue. This reflects the quality of our product portfolio, as well as the efficiency of our manufacturing strategy, including the benefit of 300-millimeter Analog production.

•

“We have returned $7.7 billion to owners in 2018 through stock repurchases and dividends. Our strategy is to return all our free cash flow to owners. Over the last 12 months, our dividends represented 42 percent of free cash flow, underscoring their sustainability.

•

“TI’s first-quarter outlook is for revenue in the range of $3.34 billion to $3.62 billion, and earnings per share between $1.03 and $1.21, which includes an estimated $20 million discrete tax benefit. For 2019, TI’s annual operating tax rate is expected to be about 16 percent.”

Free cash flow, a non-GAAP financial measure, is cash flow from operations less capital expenditures.

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 2

Earnings summary

Amounts are in millions of dollars, except per-share amounts.

	4Q18	4Q17	Change
Revenue	$3,717	$3,750	(1)%
Operating profit	$1,516	$1,563	(3)%
Net income	$1,239	$344	260%
Earnings per share	$1.27	$0.34	274%

Cash generation

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q18	4Q18	4Q17	Change
Cash flow from operations	$2,145	$7,189	$5,363	34%
Capital expenditures	$323	$1,131	$695	63%
Free cash flow	$1,822	$6,058	$4,668	30%
Free cash flow % of revenue		38.4%	31.2%

Cash return

Amounts are in millions of dollars.

		Trailing 12 Months
	4Q18	4Q18	4Q17	Change
Dividends paid	$736	$2,555	$2,104	21%
Stock repurchases	$2,009	$5,100	$2,556	100%
Total cash returned	$2,745	$7,655	$4,660	64%

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 3

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Income

(Millions of dollars, except share and per-share amounts)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenue	$3,717	$3,750	$15,784	$14,961
Cost of revenue (COR)	1,310	1,310	5,507	5,347
Gross profit	2,407	2,440	10,277	9,614
Research and development (R&D)	400	386	1,559	1,508
Selling, general and administrative (SG&A)	414	409	1,684	1,694
Acquisition charges	79	79	318	318
Restructuring charges/other	(2)	3	3	11
Operating profit	1,516	1,563	6,713	6,083
Other income (expense), net (OI&E)	23	8	98	75
Interest and debt expense	36	21	125	78
Income before income taxes	1,503	1,550	6,686	6,080
Provision for income taxes	264	1,206	1,106	2,398
Net income	$1,239	$344	$5,580	$3,682

Diluted earnings per common share	$1.27	$.34	$5.59	$3.61

Average shares outstanding (millions):
Basic	953	985	970	991
Diluted	970	1,007	990	1,012

Cash dividends declared per common share	$.77	$.62	$2.63	$2.12

Supplemental Information

Provision for income taxes is based on the following:

Operating taxes (calculated using the estimated annual effective tax rate)	$277	$476	$1,304	$1,858
Discrete tax items	(13)	730	(198)	540
Provision for income taxes (effective taxes)	$264	$1,206	$1,106	$2,398

Effective tax rate	18%	78%	17%	39%

Our annual operating tax rate, which does not include discrete tax items, was 20 percent compared with 31 percent in the prior year.

A portion of net income is allocated to unvested restricted stock units (RSUs) on which we pay dividend equivalents. Diluted EPS is calculated using the following:

Net income	$1,239	$344	$5,580	$3,682
Income allocated to RSUs	(8)	(3)	(42)	(33)
Income allocated to common stock for diluted EPS	$1,231	$341	$5,538	$3,649

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 4

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Balance Sheets

(Millions of dollars, except share amounts)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$2,438	$1,656
Short-term investments	1,795	2,813
Accounts receivable, net of allowances of ($19) and ($8)	1,207	1,278
Raw materials	181	126
Work in process	1,070	1,089
Finished goods	966	742
Inventories	2,217	1,957
Prepaid expenses and other current assets	440	1,030
Total current assets	8,097	8,734
Property, plant and equipment at cost	5,425	4,789
Accumulated depreciation	(2,242)	(2,125)
Property, plant and equipment	3,183	2,664
Long-term investments	251	268
Goodwill	4,362	4,362
Acquisition-related intangibles	628	946
Deferred tax assets	295	264
Capitalized software licenses	89	110
Overfunded retirement plans	92	208
Other long-term assets	140	86
Total assets	$17,137	$17,642

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$749	$500
Accounts payable	478	466
Accrued compensation	724	722
Income taxes payable	103	128
Accrued expenses and other liabilities	420	442
Total current liabilities	2,474	2,258
Long-term debt	4,319	3,577
Underfunded retirement plans	118	89
Deferred tax liabilities	42	78
Other long-term liabilities	1,190	1,303
Total liabilities	8,143	7,305
Stockholders’ equity:
Preferred stock, $25 par value. Authorized – 10,000,000 shares
Participating cumulative preferred – None issued	—	—
Common stock, $1 par value. Authorized – 2,400,000,000 shares
Shares issued – 1,740,815,939	1,741	1,741
Paid-in capital	1,950	1,776
Retained earnings	37,906	34,662
Treasury common stock at cost
Shares: 2018 – 795,665,646; 2017 – 757,657,217	(32,130)	(27,458)
Accumulated other comprehensive income (loss), net of taxes (AOCI)	(473)	(384)
Total stockholders’ equity	8,994	10,337
Total liabilities and stockholders’ equity	$17,137	$17,642

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 5

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(Millions of dollars)

	For Three Months Ended		For Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities
Net income	$1,239	$344	$5,580	$3,682
Adjustments to net income:
Depreciation	158	133	590	539
Amortization of acquisition-related intangibles	79	79	318	318
Amortization of capitalized software	12	12	46	47
Stock compensation	42	45	232	242
Gains on sales of assets	(3)	—	(3)	—
Deferred taxes	(23)	159	(105)	112
Increase (decrease) from changes in:
Accounts receivable	378	299	71	(7)
Inventories	(101)	(49)	(282)	(167)
Prepaid expenses and other current assets	101	33	669	76
Accounts payable and accrued expenses	(13)	70	(7)	51
Accrued compensation	105	82	(7)	(3)
Income taxes payable	147	694	158	468
Changes in funded status of retirement plans	10	(15)	36	21
Other	14	43	(107)	(16)
Cash flows from operating activities	2,145	1,929	7,189	5,363

Cash flows from investing activities
Capital expenditures	(323)	(231)	(1,131)	(695)
Proceeds from asset sales	9	—	9	40
Purchases of short-term investments	(333)	(1,450)	(5,641)	(4,555)
Proceeds from short-term investments	2,163	790	6,708	4,095
Other	(11)	(7)	(23)	(12)
Cash flows from investing activities	1,505	(898)	(78)	(1,127)

Cash flows from financing activities
Proceeds from issuance of debt	—	494	1,500	1,099
Repayment of debt	—	—	(500)	(625)
Dividends paid	(736)	(611)	(2,555)	(2,104)
Stock repurchases	(2,009)	(706)	(5,100)	(2,556)
Proceeds from common stock transactions	38	162	373	483
Other	(7)	(10)	(47)	(31)
Cash flows from financing activities	(2,714)	(671)	(6,329)	(3,734)

Net change in cash and cash equivalents	936	360	782	502
Cash and cash equivalents at beginning of period	1,502	1,296	1,656	1,154
Cash and cash equivalents at end of period	$2,438	$1,656	$2,438	$1,656

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 6

Quarterly segment results

Amounts are in millions of dollars.

	4Q18	4Q17	Change
Analog:
Revenue	$2,638	$2,535	4%
Operating profit	$1,233	$1,188	4%
Embedded Processing:
Revenue	$791	$896	(12)%
Operating profit	$234	$307	(24)%
Other:
Revenue	$288	$319	(10)%
Operating profit*	$49	$68	(28)%

* Includes acquisition charges and restructuring charges/other.

Compared with the year-ago quarter:

Analog: (includes Power, Signal Chain and High Volume)

•	Revenue increased due to Signal Chain and Power, partially offset by declines in High Volume.
•	Operating profit increased primarily due to higher revenue and associated gross profit.

Embedded Processing: (includes Connected Microcontrollers and Processors)

•	Revenue decreased in both product lines.
•	Operating profit decreased primarily due to lower revenue and associated gross profit.

Other: (includes DLP® products, calculators and custom ASIC products)

•	Revenue decreased by $31 million, and operating profit decreased by $19 million.

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 7

Annual segment results

Amounts are in millions of dollars.

	2018	2017	Change
Analog:
Revenue	$10,801	$9,900	9%
Operating profit	$5,109	$4,468	14%
Embedded Processing:
Revenue	$3,554	$3,498	2%
Operating profit	$1,205	$1,143	5%
Other:
Revenue	$1,429	$1,563	(9)%
Operating profit*	$399	$472	(15)%

* Includes acquisition charges and restructuring charges/other.

Compared with the prior year:

Analog:

•	Revenue increased due to Power and Signal Chain, partially offset by declines in High Volume.
•	Operating profit increased due to higher revenue and associated gross profit.

Embedded Processing:

•	Revenue increased due to Connected Microcontrollers. Processors was about even.
•	Operating profit increased primarily due to higher gross profit.

Other:

•	Revenue decreased by $134 million, and operating profit decreased by $73 million.

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 8

Non-GAAP financial information

This release includes references to free cash flow and ratios based on that measure. These are financial measures that were not prepared in accordance with GAAP. Free cash flow was calculated by subtracting capital expenditures from the most directly comparable GAAP measure, cash flows from operating activities (also referred to as cash flow from operations).

We believe that free cash flow and the associated ratios provide insight into our liquidity, our cash-generating capability and the amount of cash potentially available to return to shareholders, as well as insight into our financial performance. These non-GAAP measures are supplemental to the comparable GAAP measures.

Reconciliation to the most directly comparable GAAP measures is provided in the table below.

Amounts are in millions of dollars.

	For Years Ended
	December 31,
	2018	2017	Change
Cash flow from operations (GAAP)	$7,189	$5,363	34%
Capital expenditures	(1,131)	(695)
Free cash flow (non-GAAP)	$6,058	$4,668	30%

Revenue	$15,784	$14,961

Cash flow from operations as a percent of revenue (GAAP)	45.5%	35.8%
Free cash flow as a percent of revenue (non-GAAP)	38.4%	31.2%

This release also includes references to an annual operating tax rate, a non-GAAP term we use to describe the estimated annual effective tax rate, a GAAP measure that by definition does not include discrete tax items. We believe the term annual operating tax rate more clearly communicates that discrete tax items are excluded from such rate. The term also helps differentiate from the effective tax rate, which includes discrete tax items. No adjustments are made to the estimated annual effective tax rate when using the term annual operating tax rate.

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 9

# # #

Notice regarding forward-looking statements

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements herein that describe TI’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

We urge you to carefully consider the following important factors that could cause actual results to differ materially from the expectations of TI or our management:

•	Market demand for semiconductors, particularly in our end markets;
•	Our ability to compete in products and prices in an intensely competitive industry;
•	Customer demand that differs from forecasts and the financial impact of inadequate or excess company inventory that results from demand that differs from projections;
•

Economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security risks; global trade policies; political and social instability; health conditions; possible disruptions in transportation, communications and information technology networks; and fluctuations in foreign currency exchange rates;

•	Evolving cybersecurity threats to our information technology systems or those of our customers or suppliers;
•	Natural events such as severe weather, geological events or health epidemics in the locations in which we, our customers or our suppliers operate;
•	Our ability to develop, manufacture and market innovative products in a rapidly changing technological environment;
•	Timely implementation of new manufacturing technologies and installation of manufacturing equipment, and the ability to obtain needed third-party foundry and assembly/test subcontract services;
•	Availability and cost of raw materials, utilities, manufacturing equipment, third-party manufacturing services and manufacturing technology;
•

Compliance with or changes in the complex laws, rules and regulations to which we are or may become subject, or actions of enforcement authorities, that restrict our ability to manufacture or ship our products or operate our business, or subject us to fines, penalties or other legal liability;

•

Product liability or warranty claims, claims based on epidemic or delivery failure, or other claims relating to our products, manufacturing, services, design or communications, or recalls by our customers for a product containing one of our parts;

TI reports 4Q18 and 2018 financial results and shareholder returns	Page 10

•

Changes in tax law and accounting standards that can impact the tax rate applicable to us, the jurisdictions in which profits are determined to be earned and taxed, adverse resolution of tax audits, increases in tariff rates, and the ability to realize deferred tax assets;

•	A loss suffered by one of our customers or distributors with respect to TI-consigned inventory;
•	Financial difficulties of our distributors or their promotion of competing product lines to our detriment, or the loss of a significant number of distributors;
•	Losses or curtailments of purchases from key customers or the timing and amount of distributor and other customer inventory adjustments;
•

Our ability to maintain or improve profit margins, including our ability to utilize our manufacturing facilities at sufficient levels to cover our fixed operating costs, in an intensely competitive and cyclical industry and despite changes in the regulatory environment;

•	Our ability to maintain and enforce a strong intellectual property portfolio and maintain freedom of operation in all jurisdictions where we conduct business; or our exposure to infringement claims;
•

Instability in the global credit and financial markets that affects our ability to fund our daily operations, invest in the business, make strategic acquisitions, or make principal and interest payments on our debt;

•	Increases in health care and pension benefit costs;
•	Our ability to recruit and retain skilled engineering, management and technical personnel;
•

Our ability to successfully integrate and realize opportunities for growth from acquisitions, or our ability to realize our expectations regarding the amount and timing of restructuring charges and associated cost savings; and

•	Impairments of our non-financial assets.

For a more detailed discussion of these factors, see the Risk Factors discussion in Item 1A of TI’s most recent Form 10-K. The forward-looking statements included in this release are made only as of the date of this release, and we undertake no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

About Texas Instruments

Texas Instruments Incorporated (TI) is a global semiconductor design and manufacturing company that develops analog ICs and embedded processors. By employing the world’s brightest minds, TI creates innovations that shape the future of technology. TI is helping approximately 100,000 customers transform the future, today. Learn more at www.ti.com.

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